                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the First Quarter of 2025

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - February 10, 2025 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended December 28, 2024.

Financial Results
Total revenues for the 13 weeks ended December 28, 2024 were $44,988,000 versus $47,487,000 for the 13 weeks ended December 30, 2023. The 13 weeks ended December 30, 2023 includes revenues of $764,000 related to El Rio Grande. No revenues for El Rio Grande are included in the 13 weeks ended December 28, 2024 (see below).
Excluding revenues related to El Rio Grande and the Tampa Food Court (see below), Company-wide same store sales decreased 2.3% for the 13 weeks ended December 28, 2024 as compared to the same period of the prior year.
Net income attributable to Ark Restaurants Corp. for the 13 weeks ended December 28, 2024, was $3,164,000 or $0.88 per basic and diluted share compared to net income of $1,370,000 or $0.38 per basic and diluted share, for the 13 weeks ended December 30, 2023. The Company's Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as adjusted, for the 13 weeks ended December 28, 2024 was $1,378,000 versus $2,572,000 for the 13 weeks ended December 30, 2023 and excludes: (i) a loss on the closure of El Rio Grande in the amount of $146,000 for the 13 weeks ended December 28, 2024, (ii) a gain on the closure of the Tampa Food Court, net of non-controlling interests, in the amount of $3,365,000 for the 13 weeks ended December 28, 2024, and (iii) other items as set out in the table below. EBITDA is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Information" at the end of this news release.
As of December 28, 2024, the Company had cash and cash equivalents of $13,101,000 and total outstanding debt of $4,702,000.

Other Matters
Loss on the Closure of El Rio Grande
In October 2024, the Company advised the landlord of El Rio Grande we would be terminating the lease and closing the property permanently. In connection with this notification, the Company recorded a loss of $876,000 during the year ended September 28, 2024 The property closed on January 3, 2025 and during the 13-weeks ended December 28, 2024, the Company incurred additional losses of $146,000.
Gain on the Closure of the Tampa Food Court
On November 26, 2024, the Company agreed to terminate its lease for the food court at The Hard Rock Hotel and Casino in Tampa, FL and, accordingly, vacated the premises on December 15, 2024. In connection with this, Ark Hollywood/Tampa Investment LLC, a subsidiary of the Company, (in which we own a 65% interest) received a termination payment in the amount of $5,500,000, all obligations under the lease ceased and we recorded a gain, net of expenses in the amount of $5,235,000 during the 13 weeks ended December 28, 2024. It is expected that Ark Hollywood/Tampa Investment LLC will distribute approximately 35% of the net proceeds, after expenses, to the other equity holders of Ark Hollywood/Tampa Investment LLC during the second fiscal quarter of 2025.
Bryant Park Grill & Cafe and The Porch at Bryant Park Leases
The Company's agreements with the Bryant Park Corporation (the “Landlord”), (a private non-profit entity that manages Bryant Park under agreements with the New York City Department of Parks & Recreation) for the Bryant

Park Grill & Cafe and The Porch at Bryant Park expire on April 30, 2025. During July 2023 (for the Bryant Park Grill & Cafe) and September 2023 (for The Porch at Bryant Park), the Company received requests for proposals (the "RFPs") from the Landlord to which we responded on October 26, 2023. The agreements offered under the RFPs for both locations are for new 10-year agreements, with one five-year renewal option. On January 27, 2025, at a public local community board meeting, the Landlord stated that it had selected a new operator for both locations, although no agreements have been signed. Any such agreements must be approved by both the New York City Department of Parks & Recreation and the New York Public Library. Management continues to work with its outside advisors who have been assisting with our efforts to obtain the extensions by ensuring the RFP awards process was both fair and transparent. We intend to pursue all available options to protect the Company's interests.

Conference Call and Webcast Information
Ark Restaurants will host a conference call on February 11, 2025 at 11:00 a.m. Eastern Time to review these results and discuss other topics.
The call can be accessed by dialing toll-free 1-877-407-4018 (Toll/International: 1-201-689-8471).
A live webcast of the call will be available by copying and pasting the following URL into your browser: https://callme.viavid.com/viavid/?callme=true&passcode=13716421&h=true&info=company&r=true&B=6. A replay will be available approximately three hours following the call by dialing toll-free 1-844-512-2921 (Toll/International: 1-412-317-6671) using Access ID 13751705. The replay will be available until Tuesday, February 18, 2025, 11:59 p.m. Eastern Time.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 16 restaurants and bars, 12 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Three restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of six fast food facilities in Hollywood at the Hard Rock Hotel and Casino operated by the Seminole Indian Tribe. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

Non-GAAP Financial Information
This news release includes non-generally accepted accounting principles ("GAAP") performance measures. Although Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is not a measure of performance or liquidity calculated in accordance with GAAP, the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP as it may not necessarily be comparable to similarly titled measure employed by other companies.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Income
For the 13-week periods ended December 28, 2024 and December 30, 2023
(In Thousands, Except per share amounts)

	13 Weeks Ended December 28, 2024	13 Weeks Ended December 30, 2023

TOTAL REVENUES	$44,988	$47,487
COSTS AND EXPENSES:
Food and beverage cost of sales	12,107	12,071
Payroll expenses	16,408	16,977
Occupancy expenses	6,148	6,332
Other operating costs and expenses	5,800	6,092
General and administrative expenses	3,148	3,320
Depreciation and amortization	777	1,092
Loss on closure of El Rio Grande	146	—
Gain on closure of Tampa Food Court	(5,235)	—
Total costs and expenses	39,299	45,884
OPERATING INCOME	5,689	1,603
OTHER (INCOME) EXPENSE:
Interest expense, net	111	160
Other income	—	(26)
Gain on forgiveness of PPP Loans	—	(285)
Total other (income) expense, net	111	(151)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,578	1,754
Provision for income taxes	503	158
CONSOLIDATED NET INCOME	5,075	1,596
Net income attributable to non-controlling interests	(1,911)	(226)
NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$3,164	$1,370

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP. PER COMMON SHARE:
Basic	$0.88	$0.38
Diluted	$0.88	$0.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,604	3,604
Diluted	3,611	3,631

EBITDA Reconciliation:
Income before provision for income taxes	$5,578	$1,754
Depreciation and amortization	777	1,092
Interest expense, net	111	160
EBITDA (a)	$6,466	$3,006
EBITDA, adjusted:
EBITDA (as defined) (a)	6,466	3,006
Non-cash stock option activity	42	77
Loss on closure of El Rio Grande	146	—
Gain on closure of Tampa Food Court, net of non-controlling interests	(3,365)	—
Gain on forgiveness of PPP Loans	—	(285)
Net income attributable to non-controlling interests	(1,911)	(226)
EBITDA, as adjusted	$1,378	$2,572

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliations of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.
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